FIRST AMENDMENT TO LEASE
Rackable Systems, Inc.

THIS FIRST AMENDMENT TO LEASE (“Amendment”) dated for reference purposes as of March 1, 2007, is made to that Industrial Space Lease signed by Landlord and Tenant as of November 1, 2006, (the “Lease”) by and between Rackable Systems, Inc., Delaware corporation as (“Tenant”), and Renco Bayside Investors, a California limited partnership (“Landlord”), for the lease of space located at 46600 Landing Parkway, Fremont, California (the “Leased Premises’).

The parties hereto agree that the Lease amended, changed and modified by the following provisions, which are hereby added to the Lease:

Unless otherwise expressly provided herein, all terms which are given a special definition by the Lease that are used herein are intended to be used with the definition given to them by the Lease. The provisions of the Lease shall remain in full force and effect except as specifically amended hereby. In the even of any inconsistency between the Lease and this Amendment, the terms of this amendment shall prevail.

Exhibit F of the Lease, Tenant Improvement Work Letter Agreement provides that Tenant may require Landlord to contribute an amount up to eighty five thousand dollars ($85,000.00) for interior improvements requested by Tenant. Tenant shall pay the contractor installing the interior improvements the cost of any items requested by Tenant in excess of this amount. Tenant has requested that Landlord provide the required funds. In consideration of which the Base Monthly Rent is increased by $1,448.54 per month to the following amounts:

1.1 P. Base Monthly Rent

Starting Month	Ending Month	Base Monthly Rent

March 1, 2007	July 31, 2007	$1,448.54
August 1, 2007	February 29, 2008	$14,752.54
March 1, 2008	February 28, 2009	$31,685.54
March 1, 2009	February 28, 2010	$33,701.54
March 1, 2010	February 28, 2011	$35,717.54
March 1, 2011	February 29, 2012	$37,732.54
March 1, 2012	February 28, 2013	39,748,54
March 1, 2013	December 31, 2013	$41,764.54

IN WITNESS WHEREOFF, Landlord and Tenant have executed this First Amendment To Lease with the intent to be legally bound thereby, to be effective as of the date the second party signs this First Amendment to Lease.

AS LANDLORD:	AS TENANT:

RENCO BAYSIDE INVESTORS, a California limited partnership By: RENCO PROPERTIES IX a California general partnership By: RENCO PROPERTIES, INC. A California corporation Its: General Partner By: Title:	RACKABLE SYSTEMS, INC., a Delaware corporation By: Title: By: Title Date:

Date:

31687563_1